BRUSSELS                      [FOLEY & LARDNER LOGO]                  Exhibit 5
CHICAGO
DENVER
DETROIT
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH
                                  March 7, 2002



Fresh Brands, Inc.
2215 Union Avenue
Sheboygan, WI  53081
Ladies and Gentlemen:

          We have acted as counsel for Fresh Brands, Inc., a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), relating to (i) the registration of additional shares of the Company's common stock, $0.05 par value (the "Common Stock"), rights to purchase shares of the Company's Common Stock associated with each share of Common Stock (the "Rights") and interests in the Fresh Brands Distributing, Inc. Retirement Savings Plan (the "Plan"), which may be issued or acquired pursuant to the Plan, and (ii) the amendment of a Form S-8 Registration Statement filed by the Company's former parent corporation, Schultz Sav-O Stores, Inc., a Wisconsin corporation (Registration Statement No. 33-83514; the "Schultz Registration Statement"), with respect to the Plan, for the purpose of adopting the Schultz Registration Statement as the Company's own pursuant to Rule 414 under the Securities Act. The terms of the Rights are as set forth in the Rights Agreement, dated as of October 12, 2001, between the Company and Firstar Bank, N.A. (the "Rights Agreement").

          As such counsel, we have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Company's Amended and Restated Articles of Incorporation and Bylaws, as amended to date; (iv) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; (v) the Rights Agreement; and (vi) such other documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Wisconsin.


FOLEY & LARDNER
777 EAST WISCONSIN AVENUE, SUITE 3800
MILWAUKEE, WISCONSIN  53202-5367

TEL: 414.271.2400
FAX: 414.297.4900
WWW.FOLEYLARDNER.COM
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Fresh Brands, Inc.
March 7, 2002
Page 2

          2. The shares of Common Stock, when issued and paid for in the manner set forth in the Plan, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six (6) months service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

          3. The Rights, when issued pursuant to the terms of the Rights Agreement, will be validly issued.

          Steven R. Barth, a partner in the law firm of Foley & Lardner, is a director of the Company.

          We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                                                    Very truly yours,

                                                     /s/ Foley & Lardner

                                                    FOLEY & LARDNER